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                                                                   EXHIBIT 10.45


                              EMPLOYMENT AGREEMENT

     This Agreement, entered into effective as of August 21, 1997, is by and among AMERICAN EAGLE GROUP, INC., a Delaware corporation (the "Employer"), the Committee of the American Eagle Group, Inc. 1994 Stock Incentive Plan (the "Committee") and Richard M. Kurz, (the "Employee").

     The Employer desires to employ the Employee and the Employee is willing to serve the Employer on the terms and conditions provided in this Agreement. Therefore, the parties hereby agree as follows:

     1.   EMPLOYMENT.    The Employer agrees to employ the Employee as Senior
Vice President and Chief Financial Officer or in any other position with substantially similar title, duties and responsibilities to which Employee may be elected or appointed by the Board of Directors of the Employer. Employee agrees to serve in any such capacity and perform the duties prescribed from time to time by the Bylaws or the Board of Directors of the Employer upon the terms and conditions set forth in this Agreement.

     2.   TERM.     Unless Employee's employment is sooner terminated in
accordance with the provisions hereof, the term of employment shall extend from the date hereof until February 28, 1998.

     3. COMPENSATION. The Employee shall receive the following compensation for his services:

          (a) A lump sum payment of $121,875 payable upon the execution of this Agreement;
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          (b)  Cash salary compensation for the term of employment hereunder of not less than the appropriate pro rata portion of an annualized salary of $162,500; and

          (c) Participation in the employee benefit plans maintained by the Employer for its employees generally, as such plans are in effect from time to time in accordance with their terms and the particular term of this Agreement.

     4.   REIMBURSEMENT OF BUSINESS EXPENSES.     The Employer shall reimburse
the Employee for all reasonable business expenses incurred by the Employee in accordance with the policies of the Employer in effect from time to time, upon presentation of proper supporting documentation therefor.

     5. EXTENT OF SERVICE. The Employee shall devote substantially all of his time, attention and energy to the business of the Employer and its subsidiaries and shall not, during the term of this Agreement, be actively engaged in any other business activity for gain, profit, or other pecuniary advantage. This Section shall not prohibit the Employee from engaging in business activities or other activities or services that do not conflict with the Employee's performance of his duties hereunder, or making personal passive investments in other business activities.

     6.   TERMINATION.

          (a) The employment of Employee shall terminate upon the occurrence of any of the following:

               (i)  The death of the Employee;

               (ii) The delivery by the Employer to the Employee of written notice of termination of employment due to the disability of the Employee, where "disability" shall mean the Employee's



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                         inability, because of injury or illness, whether
                         physical or mental, to perform the material services to the Employer contemplated by this Agreement.

               (iii) The delivery by the Employer to the Employee of written notice of termination of employment due to conduct by the Employee constituting (A) a willful and knowing violation of any law, rule or regulation, or causing the Employer to willfully knowingly violate any law, rule or regulation, which in either case is materially and demonstrably injurious to the Employer; (B) fraud;
                         (C) misappropriation of the Employer's property; or (D) an act of moral turpitude; or

               (iv) The resignation or other termination of employment by the Employee for any reason other than pursuant to
                         Section 6(a)(i), or (ii) above.

          (b) Upon termination of employment of the Employee for a reason set forth in Section 6(a)(iii) or (iv) hereof, the Employer shall pay the Employee or his legal representative the compensation accrued and unpaid at the date of termination. The Employer shall have no further obligation to the Employee or his legal representative.

          (c) Upon the termination of employment of the Employee for any reason other than those set forth in Section 6(a)(iii) or (iv) hereof, the Employer shall have no further obligation to the Employee or his legal representative, except that the Employee or his legal representative shall be entitled to receive the amounts that would have been paid to the Employee at his then current rate of compensation pursuant to Section 3(a) hereof for the term


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of this Agreement remaining pursuant to Section 2 hereof immediately prior to the date of termination of employment. Such amounts shall be paid as and when they would have been paid pursuant to Section 3(a) hereof had the Employee's employment not been terminated.

     7.   TERMINATION OF PRIOR EMPLOYMENT AGREEMENT.   That prior existing
Employment Agreement dated December 31, 1994, between the parties hereto (the "Prior Agreement"), is hereby terminated and made null and void upon the effectiveness of this Agreement which shall supersede the Prior Agreement in all respects.

     8.   TERMINATION AND WAIVER OF STOCK OPTIONS.     Employee hereby agrees
with the Employer and the Committee that, in consideration of this Agreement, all outstanding and unexercised options and stock appreciation rights that are held by Employee and that relate to any shares of stock of Employer or any affiliate of Employer (the "Option Agreements") are hereby terminated and Employee shall not receive any further grants of stock options or stock appreciation rights that relate to such stock. Employee hereby waives all rights under the Option Agreements and releases Employer and the Committee from any duty of performance thereunder. The Option Agreements shall include, without limitation, those set forth on Attachment 1 hereto.

     9. TERMINATION AND WAIVER OF NON-COMPETITION AND NON-SOLICITATION COVENANTS. Employee and Employer hereby agree that all existing non-competition and non-solicitation promises and covenants of Employee relating to the business of the Employer, including, without limitation, those set forth in Section 7 of the Prior Agreement are terminated and made null and void. Employer hereby releases Employee from any duty of performance under such promises and covenants and waives compliance with them.


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     10.  FURTHER SERVICES.   Unless Employee's employment terminates prior to
February 28, 1998, upon the termination of the term of this Agreement, Employee and Employer shall enter into a written employment agreement for the provision of services by Employee to Employer as needed on an hourly basis. Such services shall be compensated at an hourly rate of $80.00 and shall consist of the giving of advice and assistance to Employer in matters with respect to which the Employee has unique knowledge because of his position and experience as an officer of the Employer; provided, however, that no more than 515 hours of service shall be required of Employee pursuant to this Section 10. Employee shall, during the performance of such 515 hours of services, continue to be provided the same group health, disability and life insurance coverages as were being provided to Employee on February 27, 1998. At such time as the Employer adopts a plan of liquidation, Employer shall pay Employee a cash lump sum amount equal to the difference, if any, between $40,625 and the aggregate amount of cash compensation Employee has then received pursuant to this Section
10. In addition, for a period of nine months after (i) such time as Employee completes such 515 hours of service, or, if earlier, (ii) the date on which Employer adopts a plan of liquidation, the Employer shall provide the same group health, disability and life insurance coverages as were being provided to the employee immediately prior to such termination.

     11. CONFLICTS AND CODE OF ETHICS. On or before the effective date of this Agreement, the Employee agrees to execute and deliver to the Employer the Code of Ethics in the form attached hereto as Attachment 2, and to thereafter abide by the provisions thereof.

     12.  INDEPENDENT COVENANTS.   The provisions in this Agreement are
independent and separate. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms hereof:


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          (a)  in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in economic and business terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and unenforceable; and

          (b) the legality, validity and unenforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     13.  INJUNCTIVE RELIEF.   In the event of a breach or threatened breach of
the Employee of the provisions of this Agreement, the Employer shall be entitled to an injunction to prevent irreparable injury to the Employer. The Employer may also pursue any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

     14.  INTEGRATION.   This Agreement represents the entire agreement between
the parties with respect to the Employee's employment by Employer, and all prior agreements between the parties relating to that subject matter are superseded.

     15. AMENDMENT; WAIVER. No modification or amendment of this Agreement shall be valid and binding, unless it is in writing and signed by the parties. The waiver of any provision hereof shall be effective only if in writing and signed by the parties, and then only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

     16. BENEFIT. This Agreement shall be binding upon the Employee, his heirs and personal representatives, and the Employer, its successors and assigns. Neither this


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Agreement, nor the rights and obligations created under it, may be assigned by the Employer.

     17. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas.

     EXECUTED as of the date first written above.



                                             -------------------------------
                                             Richard M. Kurz



                                             AMERICAN EAGLE GROUP, INC.



                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------



                                             COMMITTEE OF THE
                                             AMERICAN EAGLE GROUP, INC.
                                             1994 STOCK INCENTIVE PLAN



                                             By:
                                                ----------------------------
                                             Title:
                                                   -------------------------


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